CUSTODY AGREEMENT

BETWEEN

THE HUNTINGTON NATIONAL BANK

AND

MUTUAL FUND SERIES TRUST

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APPENDIX B

Series of the Trust

Amended as of November 29, 2011

Domestic Fee Schedule A	Domestic Fee Schedule B
Catalyst Large Cap Value Fund	Catalyst Value Fund
Catalyst International Value Fund	Catalyst Strategic Value Fund
Catalyst/Groesbeck Growth of Income Fund	Catalyst/SMH High Income Fund
Catalyst/MAP Global Total Return Income Fund	Catalyst/SMH Total Return Income Fund
Catalyst/MAP Global Capital Appreciation Fund	AmericaFirst Quantitative Strategies Fund
Listed Private Equity Plus Fund	AmericaFirst Absolute Return Fund
Day Hagan Tactical Allocation Fund of ETFs	AmericaFirst Income Trends Fund
Catalyst/CP Core Equity Fund	AmericaFirst Defensive Growth Fund
Catalyst/CP World Equity Fund	Camelot Premium Return Fund
Catalyst/CP Focus Large Cap Fund	Delux All Cap Stock Fund
Catalyst/CP Focus Mid Cap Fund	SMH Representation Trust
JAG Large Cap Growth Fund	Eventide Gilead Fund
Vista Capital Appreciation Fund

Approved by:

Mutual Fund Series Trust

Huntington National Bank

/s/ Jerry Szilagyi

/s/ Dan Luke

Jerry Szilagyi, Trustee

Dan Luke, Vice President

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